SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 10, 2008

Source Direct Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State of Other Jurisdiction of Incorporation)

333-69414	98-0191489
(Commission File Number)	(IRS Employer Identification No.)

4323 Commerce Circle, Idaho Falls, Idaho	83401
(Address of Principal Executive Offices)	(Zip Code)

208-529-4114
(Registrant’s Telephone Number, Including Area Code)

2345 N. Woodruff, Idaho Falls, ID 83401
(Former Name or Former Address, if Changed Since Last Report)

This Amended Current Report amends the Current Report filed by the Company on July 16, 2008.  The purpose of the amendment is to provide additional required information relating to the appointment of a new member of the Company’s Board of Directors.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers

Appointment of New Director

On July 10, 2008, Source Direct Holdings, Inc. (the “Company”) announced the appointment of Randy Trane to the Company's Board of Directors.

Mr. Trane earned a Masters Degree from Brigham Young University in 1977 and is the founder and owner of Reliable Property Management, Inc., of Idaho Falls, Idaho, where he has managed residential and commercial properties since March of 2000.  He also has an established real estate business that has been ongoing since 1977 in both Arizona and Idaho.

Mr. Trane also served as President of the Board of Directors of Aflatec Inc., in Phoenix, Arizona; was a Managing Partner and Marketing Director for Realty Executives of Eastern Idaho; and was an Administrator for Cardon Homes in Mesa, Arizona. Mr. Trane brings substantial experience to Source Direct with his appointment. He has been a staunch supporter of Source Direct since its beginning and is also a major shareholder.

As of the date of this Report, the Company and Mr. Trane were negotiating what compensation Mr. Trane would receive for his service as a director.  The Company will disclose such compensation, if any, in a subsequent report.

Item 7.01

Regulation FD Disclosure.

On July 10, 2008, the Company issued a press release announcing the appointment of Mr. Trane to its Board of Directors.  A copy of the press release is furnished herewith as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this section of this Report shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits.

99

Press Release dated July 10, 2008 (previously filed as an exhibit to the Company’s Current Report on Form 8-K, filed on July 16, 2008, and incorporated herein by this reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Source Direct Holdings, Inc.

Date:   July 17, 2008

By:  /s/ Deren Smith

Deren Smith, President

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